STATE OF SOUTH CAROLINA

                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA


1. The name of this Corporation is Business Men's Assurance Company of America.

2. The registered office of the corporation is 2000 Wade Hampton Boulevard, located in the City of Greenville, County of Greenville, the State of South Carolina and the zip code is 29615, and the name of its registered agent at such address is Susan E. Cyr.

     I hereby consent to the appointment as registered agent of the corporation:


                                Agent's Signature

3. The corporation is authorized to issue shares of stock as follows:


                                     Authorized Number
         Class of Shares             of Each Class            Par Value
         ---------------             -----------------        ----------

         Common Stock                 24,000,000                $1.00

         Preferred Stock               3,000,000                $1.00

         The relative rights, preferences, and limitations of the shares of each class, and each series within a class, shall be as set forth in, or established pursuant, to this Article 3.

A.       Provisions Applicable to Preferred Stock

1.       Issuance of Shares

     (a) Shares of Preferred Stock may be issued from time to time in one or more series as provided herein. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series, and shall have such voting powers, full, special or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of these Articles of Incorporation. The shares of Preferred Stock of all series shall be of equal rank, and all shares of any particular series of Preferred Stock shall be identical, except that if the dividends thereon are cumulative, the date or dates from which they shall be cumulative may differ. The terms of any series of Preferred Stock may vary from the terms of any other series of Preferred Stock to the full extent now or hereafter permitted by South Carolina law, and the terms of each series shall be fixed, prior to the issuance thereof, in the manner provided in subparagraph (b) of this paragraph 1. Without limiting the generality of the foregoing, shares of Preferred Stock of different series may, subject to any applicable provisions of law, vary with respect to the following terms:

(1) The distinctive designation of such series and the number of shares of such series;

(2) The rate or rates at which shares of such series shall be entitled to receive dividends, the conditions upon, and the times of payment of such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, and whether such dividends shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall be cumulative;

(3) The right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of stock of the Company, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made;

(4) If shares of such series are subject to redemption, the time or times and the price or prices at which, and the terms and conditions on which, such shares shall be redeemable;

(5) The preference of the shares of such series as to both dividends and assets in the event of any voluntary or involuntary liquidation or dissolution, or winding up or distribution of assets of the Company;

(6) The obligation, if any, of the Company to purchase, redeem or retire shares of such series, and/or maintain a fund for such purposes and the amount or amounts to be payable from time to time for such purposes or into such fund, the number of shares to be purchased, redeemed or retired, and the other terms and conditions of any such obligation;

(7) The voting rights, if any, full, special or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain specified times, or under certain circumstances and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series of Preferred Stock, authorizing or issuing additional shares of Preferred Stock, or creating any class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets); and

(8) Any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

(b) Authority is hereby expressly granted to and vested in the Board of Directors at any time, or from time to time, to issue the Preferred Stock as Preferred Stock of any series, and in connection with the creation of each such series, so far as not inconsistent with the provisions of this Article V applicable to all series of Preferred Stock, to fix, prior to the issuance thereof, by resolution or resolutions providing for the issue of shares thereof, the authorized number of shares of such series, which number may be increased, unless otherwise provided by the Board of Directors in creating such series, or decreased, but not below the number of shares thereof then outstanding, from time to time by like action of the Board of Directors, the voting powers of such series and the designations, rights, preferences, and relative, participating, option or other special rights, and the qualifications, limitations or restrictions thereof, of such series.

B. Provisions Applicable to Common Stock

1. Dividends. Subject to the provisions of law and the rights of the Preferred Stock, and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as the Board of Directors shall determine.

2. Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of Common Stock, after payment in full to the holders of Preferred Stock, or after provision for such payment shall have been made, all in accordance with the terms governing such Preferred Stock, shall be entitled to payment and distribution of the assets of the Company ratably in accordance with the number of shares held by them respectively.

C. General Provisions

1. Voting Rights. Except as may be provided pursuant to paragraph 1 of section A of this Article V, the holders of outstanding stock, regardless of class, shall be entitled to one vote for each share held on each matter submitted to a vote at a meeting of stockholders.

2. Preemptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock, or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any additional shares of any class or series to be issued by reason of any increase in the authorized Capital Stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Shareholders to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Shareholders in the exercise of their sole discretion.

3. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in subparagraph (b) of paragraph 1, section A, of this Article V, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to subparagraph (b) of section A of this Article V that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

4. Subject to the provisions of paragraph 3 of this section C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, and on such terms and for such consideration as shall be fixed by the Board of Directors.

5. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, and on such terms and for such consideration as shall be fixed by the Board of Directors.

6. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

4. The existence of the Corporation as a South Carolina corporation shall begin as of December 31, 2003 and the duration of the Corporation is perpetual.

5. The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows:

         A. The Corporation is formed for the purpose of making insurance upon the lives of individuals and every assurance pertaining thereto or connected therewith, and to grant, purchase and dispose of annuities and endowments of every kind and description whatsoever, and to provide an indemnity against death, and for weekly or other periodic indemnity for disability occasioned by accident or sickness to the person of the insured, and generally to do all such other things as shall be permitted a Corporation of this kind by law, and not expressly prohibited by applicable provisions of South Carolina law. The accident and health insurance and life insurance shall be made separate departments of the Corporation.

In order to carry out the purpose for which it is organized, the Corporation shall have the following rights and powers to the extent not inconsistent with or expressly prohibited by applicable provisions of South Carolina law:

1. To enter into any lawful contract or contracts with person, firms, corporations, other entities, governments or any agencies or subdivisions thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

2. To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or person whatsoever, deemed to be of benefit to the Corporation, or for use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the Corporation.

3. To purchase or otherwise acquire, hold, sell, pledge, reissue, transfer or otherwise deal in, shares of the Corporation's own stock, provided that it shall not use its funds or property for the purchase of its own shares of stock when such use would be prohibited by law, by the Articles of Incorporation, or by the Bylaws of the Corporation; and, provided further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

4. To invest, lend and deal with moneys of the Corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the Corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning, or enter into any bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including among other things, the right to vote thereon for any and all purposes, and to give consents with respect thereto.

5. To borrow or raise money for any purpose of the Corporation, and to secure any loan, indebtedness or obligation of the Corporation and the interest accruing thereon, and for that or any other purpose to mortgage, pledge, hypothecate or charge all or any part of the present of hereafter acquired property, rights and franchises of the Corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

6. To advise and counsel others, and to act for and on behalf of others concerning the acquisition, organization, promotion, development, financing, operation, management, disposition and termination of corporations, associations, partnerships, firms and investments of all kinds, and to perform any and all services relating to the foregoing and otherwise, and to enter into and perform contracts, agreements and undertakings in connection therewith.

7. To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account real estate, leaseholds, and any and all interests or estates therein or appertaining thereto; and to construct, acquire, manage, operate, improve, maintain, own, sell, lease or otherwise dispose of or deal in buildings, structures and improvements situated or to be situated on any real estate or leasehold.

8. To do any and all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others, or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

9. In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful things calculated to be of gain, profit or benefit to the Corporation as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of South Carolina, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of South Carolina applicable to life insurance companies or applicable to all insurance companies.

None of the purposes and powers specified in any of the paragraphs of this
Article 5 shall be in any way limited or restricted by reference to or inference from the terms of any other paragraph, and the purposes and powers specified in each of the paragraphs of this Article 5 shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this
Article IV shall not be construed to restrict in any manner the general purposes and powers of this Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes or powers herein shall not be deemed to exclude, or in any way limit by inference, any purposes or powers which this Corporation has power to exercise, whether expressly by the laws of the State of South Carolina now or hereafter in effect, or impliedly by any reasonable construction of such laws.

         B. The number of Directors to constitute the present Board of Directors of the Corporation is five. Hereafter, the number of Directors of the Corporation shall be fixed by, or in the manner provided in, and elected in the manner provided in, the Bylaws of the Corporation, the applicable provisions of which shall be consistent with those provisions of The General and the Business Corporation Law of South Carolina relating to election of Directors, and not prohibited by applicable insurance law. Vacancies in the Board of Directors may be filled by vote of a majority of Directors at any annual or special meeting. Directors need not be shareholders unless the Bylaws of the Corporation require them to be shareholders.

         C. Except as may be otherwise specifically provided by statute or the Articles of Incorporation or Bylaws of the Corporation, as from time to time amended, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors, and shall be exercised by them and by such offices and agents as they may from time to time appoint and empower. The Board shall have the power to make such bylaws, rules and regulations for the transaction of the business of the Corporation as are not inconsistent with these Articles of Incorporation or the laws of the State of South Carolina.

     D. The Bylaws of the Corporation may from time to time be altered, amended, suspended or repealed, or new bylaws may be adopted, either of the following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote; or (ii) by resolution adopted by a majority of the full Board of Directors; provided, however, that the power of the Directors to alter, amend, suspend or repeal the Bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.


         E. The Corporation reserves the right at any annual or special meeting of the shareholders to alter, amend or repeal any provision contained in its Articles of Incorporation in the manner now and hereafter prescribed by the statutes of South Carolina, and all rights and powers conferred herein are granted, subject to this reservation.

6. The name, address, and signature of the incorporator is as follows:

         Susan E. Cyr
         VP, General Counsel & Secretary
         Business Men's Assurance Company of America
         2000 Wade Hampton Boulevard,
         Greenville, South Carolina 29615


         Signature



Date:  December 30, 2003

                                             BUSINESS MEN'S ASSURANCE
                                             COMPANY OF AMERICA



                                            ---------------------------
                                            Robert E. Evans, President




                                            -----------------------------
                                            Susan E. Cyr, Vice President,
                                            General Counsel & Secretary



STATE OF SOUTH CAROLINA


COUNTY OF GREENVILLE






The undersigned Robert E. Evans and Susan E. Cyr so hereby certify that they are the duly elected and acting President and Vice President, General Counsel & Secretary, respectively, of Business Men's Assurance Company of America and are authorized to execute this document; that each of the undersigned for himself does hereby certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

Dated at Greenville, South Carolina, as of this 30th day of December, 2003.





                                                     --------------------------
                                                     Robert E. Evans



                                                     --------------------------
                                                     Susan E. Cyr




                                   CERTIFICATE



The attached Articles of Incorporation of Business Men's Assurance Company of America were duly adopted by unanimous written approval of the sole shareholder of the Company, a copy of which action is attached, on December 16, 2003.








DATE:  December 30, 2003




                                     BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA



                              By:
                                   ---------------------------------------------
                                    Susan E. Cyr
                                    Vice President, General Counsel &
                                    Secretary